RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Part 1 of 3 Pemex Exploración y Producción Estimated Future Reserves Attributable to Certain Interests in the Newly Incorporated Fields SEC Parameters As of December 31, 2023 Guale Ramirez, P.E. TBPELS License No.48318 Chairman and CEO RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580 Exhibit 15.8

SUITE 2800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799 633 17TH STREET, SUITE 1700 DENVER, COLORADO 80202 TEL (303) 339-8110 TBPELS REGISTERED ENGINEERING FIRM F-1580 FAX (713) 651-0849 1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191 April 12, 2024 Ing. Ángel Cid Munguía Director General de Pemex Exploración y Producción Avenida Marina Nacional 329 Torre Ejecutiva, Piso 41 Col. Verónica Anzures, Alcaldía Miguel Hidalgo C.P. 11300 Ciudad de México, México Dear Ing. Cid Munguía: At the request of Pemex Exploración y Producción (PEP), a wholly owned subsidiary of Petróleos Mexicanos (Pemex), Ryder Scott Company, L.P. (Ryder Scott) has conducted a reserves audit of the estimates of the proved reserves owned by the United Mexican States as of December 31, 2023. The properties reviewed by us are operated by PEP. The estimates we audited were prepared by PEP’s engineering and geological staff based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009, in the Federal Register (SEC regulations). Our third party reserves audit, completed on March 29, 2024 and presented herein, was prepared for public disclosure by Pemex in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. The properties reviewed by Ryder Scott are located onshore and offshore in the areas known as the North, South, Marine Northeast and Marine Southwest Regions of PEP. The fields included in this report are: Akal-NW, Kayab and Pit from the Marine Northeast Region; Atoyatl, Camatl, Copali, Itta, Niquita, Paki, Pokche-NE, Tentok, Tlakati, Tlalkivak, Tlamatini, Xale, Xanab-SE, Xolotl and Zama from the Marine Southwest Region; Actul, Chucox, Chucox NW, Cibix-401EXP, Platao, Quesqui, Racemosa, Tupilco Profundo, Vinik, and Xinich from the South Region; and Tum and Yawa from the North Region. The properties reviewed by Ryder Scott account for a portion of PEP’s total net proved reserves as of December 31, 2023. Based on the estimates of total net proved reserves prepared by PEP, the reserves audit conducted by Ryder Scott addresses 10.6 percent of the total proved developed net liquid hydrocarbon reserves and 19.6 percent of the total proved developed net gas reserves or 13.3 percent of the total proved developed net reserves on a barrel of oil equivalent, BOE basis, and 24.1 percent of the total proved undeveloped net liquid hydrocarbon reserves and 6.2 percent of the total proved undeveloped net gas reserves or 18.3 percent of the total proved undeveloped net reserves on a barrel of oil equivalent, BOE basis, of PEP. On a total net reserves basis, the proved reserves audited by Ryder Scott represent 15.4 percent of Pemex´s total proved net reserves in the country on a barrel of oil equivalent, BOE basis. As prescribed by the Society of Petroleum Engineers in Paragraph 2.2(f) of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards), a reserves audit is defined as “the process of reviewing certain of the pertinent facts interpreted and assumptions made that have resulted in an estimate of reserves and/or Reserves Information prepared by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed;

Pemex Exploración y Producción – Newly Incorporated Fields April 12, 2024 Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS (2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserves quantities and/or Reserves Information.” Reserves Information may consist of various estimates pertaining to the extent and value of petroleum properties. Based on our review, including the data, technical processes and interpretations presented by PEP, it is our opinion that the overall procedures and methodologies utilized by PEP in preparing their estimates of the proved reserves as of December 31, 2023 comply with the current SEC regulations, and that the overall proved reserves for the reviewed properties as estimated by PEP are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent set forth in the SPE auditing standards. The estimated reserves presented in this report are related to hydrocarbon prices. PEP has informed us that in the preparation of their reserves and income projections, as of December 31, 2023, they used average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary considerably from the prices required by SEC regulations. The reserves volumes and the income attributable thereto have a direct relationship to the hydrocarbon prices actually received; therefore, volumes of reserves actually recovered may differ significantly from the estimated quantities presented in this report. SEC PARAMETERS Estimated Net Reserves Attributable to Certain Interests of Pemex Exploración y Producción Newly Incorporated Fields As of December 31, 2023 Proved Developed Total Producing Non-Producing Undeveloped Proved(5) Net Reserves of Properties Audited by Ryder Scott Oil/Condensate – MM Barrels 330.1 3.0 516.7 849.8 Plant Products(1) – MM Barrels 85.7 0.1 19.8 105.6 Dry Gas(2) – MM Barrels Equivalent 156.8 1.2 39.4 197.4 BOE(3) – MM Barrels 572.6 4.4 575.9 1,152.9 Gross Gas(4) – Bcf 1,196.9 7.2 316.3 1,520.4 (1) Includes liquids generated through the transportation process and at the petrochemical plants. (2) Dry Gas reserves are the dry, sweetened gas available for sale by Pemex Transformación Industrial at the tailgate of the processing plants. (3) Barrels of oil-equivalent are based on dry gas conversion factors provided by PEP. (4) Gross Gas represents produced volumes of gas before any losses for fuel use, venting, transporting or plant shrinkage. (5) May not match the sum of the reserves sub-classes exactly due to rounding. Liquid hydrocarbons are expressed in standard 42 U.S. gallon barrels and are shown in millions of barrels (MM Barrels). All gas volumes are reported on an “as-sold” basis expressed in billions of cubic feet (Bcf) at the official temperature and pressure bases of the areas in which the gas reserves are

Pemex Exploración y Producción – Newly Incorporated Fields April 12, 2024 Page 3 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS located. The net remaining reserves are also shown herein on an equivalent unit (BOE) basis wherein natural gas is converted to oil equivalent barrels using a specific factor for each field. MMBOE represents million barrels of oil equivalent. Reserves Included in This Report In our opinion, the proved reserves reviewed by us and presented in this report conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report. The various proved reserves status categories are defined in the attachment to this report entitled “PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES” in this report. The proved developed non-producing reserves included herein consist of the Shut-In and Behind Pipe status categories. Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserves estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At PEP’s request, this report addresses only the proved reserves attributable to the properties reviewed herein. Proved oil and gas reserves are “those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.” Proved reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered. Audit Data, Methodology, Procedure and Assumptions The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions

Pemex Exploración y Producción – Newly Incorporated Fields April 12, 2024 Page 4 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used individually or in combination by the reserves evaluator in the process of estimating the quantities of reserves. Reserves evaluators must select the method or combination of methods that in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property. In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserves quantities are estimated using the deterministic incremental approach, the uncertainty for each discretes incremental quantity of the reserves is addressed by the reserves category assigned by the evaluator. Therefore, it is the categorization of reserves quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely to be achieved than not.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserves category must meet the SEC definitions as noted above. Estimates of reserves quantities and their associated reserves categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserves categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein. The proved reserves prepared by PEP for the properties that we reviewed were estimated by performance methods, the volumetric method, analogy, or a combination of methods. The performance methods include, but may not be limited to, decline curve analysis, reservoir simulation and material balance, which utilized extrapolations of historical production and pressure data available through December 2023, in those cases where such data were considered to be definitive. The data utilized in these analyses were furnished to Ryder Scott by PEP and were considered sufficient for the purpose thereof. The volumetric method, analogy, or a combination of these methods were used to estimate the proved producing reserves for certain fields and reservoirs. These methods were used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the reserve estimates was considered to be inappropriate. All of the proved undeveloped reserves that we reviewed were estimated by the volumetric method, analogy, or a combination of methods. Volume versus depth analytical volumetric models that considered historical production volumes as well as movements of oil-water and gas-oil contacts with time were also utilized for certain major properties located onshore and offshore. The volumetric analysis utilized pertinent well and seismic data furnished to Ryder Scott by PEP for our review that were available through December 2023. The data utilized from the analogues in conjunction with well and seismic data incorporated into the volumetric analysis were considered sufficient for the purpose thereof.

Pemex Exploración y Producción – Newly Incorporated Fields April 12, 2024 Page 5 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS To estimate economically producible proved oil and gas reserves many factors and assumptions are considered including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in conducting this review. As stated previously, proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. To confirm that the proved reserves reviewed by us meet the SEC requirements to be economically producible, we have reviewed certain primary economic data utilized by PEP relating to hydrocarbon prices and costs as noted herein. The hydrocarbon prices furnished by PEP for the properties reviewed by us are based on SEC price parameters using the average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the- month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described. The initial SEC hydrocarbon prices in effect on December 31, 2023 for the properties reviewed by us were determined using the 12-month average first-day-of-the-month prices appropriate to the geographic areas where the hydrocarbons are sold. These prices are the actual prices received by PEP for the sale of hydrocarbon products. The table below summarizes PEP’s net volume weighted prices adjusted for differentials for the properties reviewed by us by geographic areas and referred to herein as PEP’s “average realized prices.” The average realized prices shown in the table below were determined from PEP’s estimate of the total future gross revenue before production taxes for the properties reviewed by us and PEP’s estimate of the total net reserves for the properties reviewed by us for each of the areas referred to as Region as listed below. The data shown in the table below is presented in accordance with SEC disclosure requirements for each of the geographic areas shown and reviewed by us. Geographic Area (Region) Product Average Realized Prices Northeast Marine Oil/Condensate $59.60/Bbl Gas $4.28/Mcf Southwest Marine Oil/Condensate $75.34/Bbl Gas $4.99/Mcf North Oil/Condensate $77.56/Bbl Gas $3.74/Mcf South Oil/Condensate $77.39/Bbl Gas $5.24/Mcf

Pemex Exploración y Producción – Newly Incorporated Fields April 12, 2024 Page 6 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in PEP’s individual property evaluations. Accumulated gas production imbalances, if any, were not taken into account in the proved gas reserves estimates reviewed. The proved gas volumes included herein do not include volumes of gas consumed in operations as reserves. Operating costs furnished by PEP are based on the operating expense reports of PEP and include only those costs directly applicable to the fields or wells for the properties reviewed by us. The operating costs include a portion of general and administrative costs allocated directly to the fields and wells. The operating costs furnished by PEP were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by PEP. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the fields, wells or contract areas. Development costs furnished by PEP are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished by PEP were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by PEP. The estimated net cost of abandonment after salvage was included by Pemex for properties where abandonment costs net of salvage were material. Pemex’s estimates of the net abandonment costs were accepted without independent verification. The proved undeveloped reserves for the properties reviewed by us have been incorporated herein in accordance with PEP’s plans to develop these reserves as of December 31, 2023. The implementation of these development plans as presented to us is subject to the approval process adopted by PEP’s management. As the result of our inquiries during the course of our review, PEP has informed us that the development activities for the properties reviewed by us have been subjected to and received the internal approvals required by PEP’s management at the appropriate local, regional and/or corporate level. PEP has provided written documentation supporting their commitment to proceed with the development activities as presented to us. Additionally, PEP has informed us that they are not aware of any legal, regulatory or political obstacles that would significantly alter their plans. While these plans could change from those under existing economic conditions as of December 31, 2023, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation. Current costs used by PEP were held constant throughout the life of the properties. PEP’s forecasts of future production rates are based on historical performance from wells currently on production. If no production decline trend has been established, future production rates were held constant until a decline in ability to produce was anticipated. An estimated rate of decline was then applied until depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates. Test data and other related information were used by PEP to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by PEP. Wells or locations that are not currently producing may start producing earlier or later than anticipated in PEP’s estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

Pemex Exploración y Producción – Newly Incorporated Fields April 12, 2024 Page 7 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies. Ryder Scott did not evaluate the country and geopolitical risks in the country of Mexico where all of the subject properties are located. PEP’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and use, drilling and production practices, environmental protection, marketing and pricing policies, various taxes and levies and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities. The estimates of proved reserves presented herein were based upon a review of the subject properties; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included by PEP for potential liabilities to restore and clean up damages, if any, caused by past operating practices. Certain technical personnel of PEP are responsible for the preparation of reserves estimates on new properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and workpapers in an orderly manner. We consulted with these technical personnel and had access to their workpapers and supporting data in the course of our audit. PEP has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In performing our audit of PEP’s forecast of future proved production, we have relied upon data furnished by PEP with respect to property interests, production and well tests from examined wells, normal direct costs of operating the properties, other costs such as transportation and/or processing fees, recompletion and development costs, development plans, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by PEP. The data described herein were accepted as authentic and sufficient for determining the reserves unless, during the course of our examination, a matter of question came to our attention in which case the data were not accepted until all questions were satisfactorily resolved. We consider the factual data furnished to us by PEP to be appropriate and sufficient for the purpose of our review of PEP’s estimates of reserves. In summary, we consider the assumptions, data, methods and analytical procedures used by PEP and as reviewed by us appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate under the circumstances to render the conclusions set forth herein. Audit Opinion Based on our review, including the data, technical processes and interpretations presented by PEP, it is our opinion that the overall procedures and methodologies utilized by PEP in preparing their estimates of the proved reserves as of December 31, 2023 comply with the current SEC regulations and that the overall proved reserves in terms of barrels of oil equivalent (BOE) for the reviewed properties as estimated by PEP are, in the aggregate, reasonable within the established audit tolerance guidelines of

Pemex Exploración y Producción – Newly Incorporated Fields April 12, 2024 Page 8 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS 10 percent as set forth in the SPE auditing standards. Ryder Scott found the processes and controls used by PEP in their estimation of proved reserves to be effective and, in the aggregate, we found no bias in the utilization and analysis of data in estimates for these properties. We were in reasonable agreement with PEP's estimates of proved reserves for the properties that we reviewed; although in certain cases there was more than an acceptable variance between PEP's estimates and our estimates due to a difference in interpretation of data. However notwithstanding, it is our opinion that on an aggregate basis the data presented herein for the properties that we reviewed fairly reflects the estimated net reserves owned by the United Mexican States. Standards of Independence and Professional Qualification Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have approximately eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services. Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education. Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists receive professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization. Regulating agencies require that, in order to maintain active status, a certain amount of continuing education hours be completed annually, including an hour of ethics training. Ryder Scott fully supports this technical and ethics training with our internal requirement mentioned above. We are independent petroleum engineers with respect to PEP. Neither we nor any of our employees have any financial interest in the subject properties, and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties that were reviewed. The results of this audit, presented herein, are based on technical analyses conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing the review of the reserves information discussed in this report, are included as an attachment to this letter.

Pemex Exploración y Producción – Newly Incorporated Fields April 12, 2024 Page 9 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Terms of Usage The results of our third party audit, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by Pemex. Pemex makes periodic filings on Form 20-F with the SEC under the 1934 Exchange Act. Furthermore, Pemex files registration statements with the SEC under the 1933 Securities Act into which filings on Form 20-F are incorporated by reference. We have consented to the references to our name in and the filing of this report as an exhibit to the annual report on Form 20-F of Pemex for the year ended December 31, 2021. Our written consent for such use will be included as a separate exhibit to such Form 20-F. In the event the references to our name as well as references to our report are incorporated by reference into any registration statement on Form F-4, then our written consent for such use will be included as a separate exhibit to such registration statement. We have provided PEP with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by PEP and the original signed report letter, the original signed report letter shall control and supersede the digital version. The data and workpapers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service. Very truly yours, RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580 Guale Ramirez, P.E. TBPELS License No. 48318 Chairman and CEO GR/pl

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Professional Qualifications of Primary Technical Person The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Guale Ramirez was the primary technical person responsible for overseeing the estimate of the reserves, future production and income. Mr. Ramirez, an employee of Ryder Scott Company, L.P. (Ryder Scott) since 1981, is the President and also serves as a member of the Board of Directors. He is responsible for executive management and supervising staff and client relations of the company. Before joining Ryder Scott, Mr. Ramirez served in a number of engineering positions with Sun Oil Company and Natomas North America. For more information regarding Mr. Ramirez’s geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Employees. Mr. Ramirez earned a Bachelor of Science Degree in Mechanical Engineering with honors from Texas A&M University in 1976 and is a licensed Professional Engineer in the State of Texas. He is also a member of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers. In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Ramirez fulfills. As part of his 2023 continuing education hours, Mr. Ramirez attended and internally received 18 hours of formalized training as well as a one day public forum, the 2023 RSC Reserves Conference relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. Mr. Ramirez has also presented courses on the SEC and SPE-PRMS reserves definitions on various occasions during 2011, 2012, 2013, 2015, 2017, 2018, 2020 and 2021. Based on his educational background, professional training and more than 40 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Ramirez has attained the professional qualifications as a Reserves Evaluator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of June 2018.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PETROLEUM RESERVES DEFINITIONS As Adapted From: RULE 4-10(a) of REGULATION S-X PART 210 UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PREAMBLE On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein). Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202. Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve. Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale.

PETROLEUM RESERVES DEFINITIONS Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale. Reserves do not include quantities of petroleum being held in inventory. Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories. RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows: Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations). PROVED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows: Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. (i) The area of the reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

PETROLEUM RESERVES DEFINITIONS Page 3 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PROVED RESERVES (SEC DEFINITIONS) CONTINUED (ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. (iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. (iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities. (v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES As Adapted From: RULE 4-10(a) of REGULATION S-X PART 210 UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) and 2018 PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS) Sponsored and Approved by: SOCIETY OF PETROLEUM ENGINEERS (SPE) WORLD PETROLEUM COUNCIL (WPC) AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG) SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE) SOCIETY OF EXPLORATION GEOPHYSICISTS (SEG) SOCIETY OF PETROPHYSICISTS AND WELL LOG ANALYSTS (SPWLA) EUROPEAN ASSOCIATION OF GEOSCIENTISTS & ENGINEERS (EAGE) Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4- 10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein). DEVELOPED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows: Developed oil and gas reserves are reserves of any category that can be expected to be recovered: (i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and (ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well. Developed Producing (SPE-PRMS Definitions) While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing. Developed Producing Reserves Developed Producing Reserves are expected quantities to be recovered from completion intervals that are open and producing at the effective date of the estimate.

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Improved recovery reserves are considered producing only after the improved recovery project is in operation. Developed Non-Producing Developed Non-Producing Reserves include shut-in and behind-pipe Reserves. Shut-In Shut-in Reserves are expected to be recovered from: (1) completion intervals that are open at the time of the estimate but which have not yet started producing; (2) wells which were shut-in for market conditions or pipeline connections; or (3) wells not capable of production for mechanical reasons. Behind-Pipe Behind-pipe Reserves are expected to be recovered from zones in existing wells that will require additional completion work or future re-completion before start of production with minor cost to access these reserves. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well. UNDEVELOPED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows: Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. (i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. (ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. (iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Part 2 of 3 Pemex Exploración y Producción Estimated Future Reserves Attributable to Certain Interests in Six Newly Incorporated Fields SEC Parameters As of December 31, 2023 Guale Ramirez, P.E. TBPELS License No.48318 Chairman and CEO RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799 633 17TH STREET, SUITE 1700 DENVER, COLORADO 80202 TEL (303) 339-8110 Part 2 of 3 TBPELS REGISTERED ENGINEERING FIRM F-1580 FAX (713) 651-0849 1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191 April 12, 2024 Ing. Ángel Cid Munguía Director General de Pemex Exploración y Producción Avenida Marina Nacional 329 Torre Ejecutiva, Piso 41 Colonia Verónica Anzures Alcaldía Miguel Hidalgo C.P. 11300 Ciudad de México, México Dear Ing. Cid Munguía: At the request of Pemex Exploración y Producción (PEP), a wholly owned subsidiary of Petróleos Mexicanos (Pemex), Ryder Scott Company, L.P. (Ryder Scott) has conducted a reserves audit of the estimates of the proved reserves owned by the United Mexican States as of December 31, 2023. The properties reviewed by us are operated by PEP. The estimates we audited were prepared by PEP’s engineering and geological staff based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009, in the Federal Register (SEC regulations). Our third party reserves audit, completed on March 29, 2024 and presented herein, was prepared for public disclosure by Pemex in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. The properties reviewed by Ryder Scott are located onshore and offshore in the areas known as the North, South, and Marine Southwest Regions of PEP. The fields included in this report are: Etkal-NE, Macuil and Macuil-SE from the Marine Southwest Region; Bakte and Techiaktli from the South Region; and Obba from the North Region. The properties reviewed by Ryder Scott account for a portion of PEP’s total net proved reserves as of December 31, 2023. Based on the estimates of total net proved reserves prepared by PEP, the reserves audit conducted by Ryder Scott addresses 0.01 percent of the total proved developed net liquid hydrocarbon reserves and 0.02 percent of the total proved developed net gas reserves or 0.01 percent of the total proved developed net reserves on a barrel of oil equivalent, BOE basis, and 0.39 percent of the total proved undeveloped net liquid hydrocarbon reserves and 0.17 percent of the total proved undeveloped net gas reserves or 0.31 percent of the total proved undeveloped net reserves on a barrel of oil equivalent, BOE basis, of PEP. On a total net reserves basis, the proved reserves audited by Ryder Scott represent 0.14 percent of Pemex´s total proved net reserves in the country on a barrel of oil equivalent, BOE basis. As prescribed by the Society of Petroleum Engineers in Paragraph 2.2(f) of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards), a reserves audit is defined as “the process of reviewing certain of the pertinent facts interpreted and assumptions made that have resulted in an estimate of reserves and/or Reserves Information prepared

Pemex Exploración y Producción – Six Newly Incorporated Fields April 12, 2024 Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed; (2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserves quantities and/or Reserves Information.” Reserves Information may consist of various estimates pertaining to the extent and value of petroleum properties. Based on our review, including the data, technical processes and interpretations presented by PEP, it is our opinion that the overall procedures and methodologies utilized by PEP in preparing their estimates of the proved reserves as of December 31, 2023 comply with the current SEC regulations, and that the overall proved reserves for the reviewed properties as estimated by PEP are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent set forth in the SPE auditing standards. The estimated reserves presented in this report are related to hydrocarbon prices. PEP has informed us that in the preparation of their reserves and income projections, as of December 31, 2023, they used average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary considerably from the prices required by SEC regulations. The reserves volumes and the income attributable thereto have a direct relationship to the hydrocarbon prices actually received; therefore, volumes of reserves actually recovered may differ significantly from the estimated quantities presented in this report. SEC PARAMETERS Estimated Net Reserves Attributable to Certain Interests of Pemex Exploración y Producción Six Newly Incorporated Fields As of December 31, 2023 Proved Developed Total Producing Non-Producing Undeveloped Proved(5) Net Reserves of Properties Audited by Ryder Scott Oil/Condensate – MM Barrels 0.0 0.2 8.4 8.6 Plant Products(1) – MM Barrels 0.0 0.1 0.3 0.4 Dry Gas(2) – MM Barrels Equivalent 0.0 0.2 1.0 1.2 BOE(3) – MM Barrels 0.0 0.5 9.7 10.2 Gross Gas(4) – Bcf 0.0 1.4 8.7 10.1 (1) Includes liquids generated through the transportation process and at the petrochemical plants. (2) Dry Gas reserves are the dry, sweetened gas available for sale by Pemex Transformación Industrial at the tailgate of the processing plants. (3) Barrels of oil-equivalent are based on dry gas conversion factors provided by PEP. (4) Gross Gas represents produced volumes of gas before any losses for fuel use, venting, transporting or plant shrinkage. (5) May not match the sum of the reserves sub-classes exactly due to rounding. Liquid hydrocarbons are expressed in standard 42 U.S. gallon barrels and are shown in millions of barrels (MM Barrels). All gas volumes are reported on an “as-sold” basis expressed in billions of cubic

Pemex Exploración y Producción – Six Newly Incorporated Fields April 12, 2024 Page 3 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS feet (Bcf) at the official temperature and pressure bases of the areas in which the gas reserves are located. The net remaining reserves are also shown herein on an equivalent unit (BOE) basis wherein natural gas is converted to oil equivalent barrels using a specific factor for each field. MMBOE represents million barrels of oil equivalent. Reserves Included in This Report In our opinion, the proved reserves reviewed by us and presented in this report conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report. The various proved reserves status categories are defined in the attachment to this report entitled “PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES” in this report. The proved developed non-producing reserves included herein consist of the Shut-In and Behind Pipe status categories. Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserves estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At PEP’s request, this report addresses only the proved reserves attributable to the properties reviewed herein. Proved oil and gas reserves are “those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.” Proved reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered. Audit Data, Methodology, Procedure and Assumptions The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the

Pemex Exploración y Producción – Six Newly Incorporated Fields April 12, 2024 Page 4 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used individually or in combination by the reserves evaluator in the process of estimating the quantities of reserves. Reserves evaluators must select the method or combination of methods that in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property. In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserves quantities are estimated using the deterministic incremental approach, the uncertainty for each discretes incremental quantity of the reserves is addressed by the reserves category assigned by the evaluator. Therefore, it is the categorization of reserves quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely to be achieved than not.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserves category must meet the SEC definitions as noted above. Estimates of reserves quantities and their associated reserves categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserves categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein. The proved reserves prepared by PEP for the properties that we reviewed were estimated by performance methods, the volumetric method, analogy, or a combination of methods. The performance methods include, but may not be limited to, decline curve analysis, reservoir simulation and material balance, which utilized extrapolations of historical production and pressure data available through December 2023, in those cases where such data were considered to be definitive. The data utilized in these analyses were furnished to Ryder Scott by PEP and were considered sufficient for the purpose thereof. The volumetric method, analogy, or a combination of these methods were used to estimate the proved producing reserves for certain fields and reservoirs. These methods were used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the reserve estimates was considered to be inappropriate. All of the proved undeveloped reserves that we reviewed were estimated by the volumetric method, analogy, or a combination of methods. Volume versus depth analytical volumetric models that considered historical production volumes as well as movements of oil-water and gas-oil contacts with time were also utilized for certain major properties located onshore and offshore. The volumetric analysis utilized pertinent well and seismic data furnished to Ryder Scott by PEP for our review that were available

Pemex Exploración y Producción – Six Newly Incorporated Fields April 12, 2024 Page 5 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS through December 2023. The data utilized from the analogues in conjunction with well and seismic data incorporated into the volumetric analysis were considered sufficient for the purpose thereof. To estimate economically producible proved oil and gas reserves many factors and assumptions are considered including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in conducting this review. As stated previously, proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. To confirm that the proved reserves reviewed by us meet the SEC requirements to be economically producible, we have reviewed certain primary economic data utilized by PEP relating to hydrocarbon prices and costs as noted herein. The hydrocarbon prices furnished by PEP for the properties reviewed by us are based on SEC price parameters using the average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the- month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described. The initial SEC hydrocarbon prices in effect on December 31, 2023 for the properties reviewed by us were determined using the 12-month average first-day-of-the-month prices appropriate to the geographic areas where the hydrocarbons are sold. These prices are the actual prices received by PEP for the sale of hydrocarbon products. The table below summarizes PEP’s net volume weighted prices adjusted for differentials for the properties reviewed by us by geographic areas and referred to herein as PEP’s “average realized prices.” The average realized prices shown in the table below were determined from PEP’s estimate of the total future gross revenue before production taxes for the properties reviewed by us and PEP’s estimate of the total net reserves for the properties reviewed by us for each of the areas referred to as Region as listed below. The data shown in the table below is presented in accordance with SEC disclosure requirements for each of the geographic areas shown and reviewed by us. Geographic Area (Region) Product Average Realized Prices Southwest Marine Oil/Condensate $76.80/Bbl Gas $4.96/Mcf North Oil/Condensate $71.65/Bbl Gas $2.79/Mcf South Oil/Condensate $78.74/Bbl Gas $4.72/Mcf

Pemex Exploración y Producción – Six Newly Incorporated Fields April 12, 2024 Page 6 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in PEP’s individual property evaluations. Accumulated gas production imbalances, if any, were not taken into account in the proved gas reserves estimates reviewed. The proved gas volumes included herein do not include volumes of gas consumed in operations as reserves. Operating costs furnished by PEP are based on the operating expense reports of PEP and include only those costs directly applicable to the fields or wells for the properties reviewed by us. The operating costs include a portion of general and administrative costs allocated directly to the fields and wells. The operating costs furnished by PEP were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by PEP. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the fields, wells or contract areas. Development costs furnished by PEP are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished by PEP were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by PEP. The estimated net cost of abandonment after salvage was included by Pemex for properties where abandonment costs net of salvage were material. Pemex’s estimates of the net abandonment costs were accepted without independent verification. The proved undeveloped reserves for the properties reviewed by us have been incorporated herein in accordance with PEP’s plans to develop these reserves as of December 31, 2023. The implementation of these development plans as presented to us is subject to the approval process adopted by PEP’s management. As the result of our inquiries during the course of our review, PEP has informed us that the development activities for the properties reviewed by us have been subjected to and received the internal approvals required by PEP’s management at the appropriate local, regional and/or corporate level. PEP has provided written documentation supporting their commitment to proceed with the development activities as presented to us. Additionally, PEP has informed us that they are not aware of any legal, regulatory or political obstacles that would significantly alter their plans. While these plans could change from those under existing economic conditions as of December 31, 2023, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation. Current costs used by PEP were held constant throughout the life of the properties. PEP’s forecasts of future production rates are based on historical performance from wells currently on production. If no production decline trend has been established, future production rates were held constant until a decline in ability to produce was anticipated. An estimated rate of decline was then applied until depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates. Test data and other related information were used by PEP to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by PEP. Wells or locations that are not currently producing may start producing earlier or later than anticipated in PEP’s estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

Pemex Exploración y Producción – Six Newly Incorporated Fields April 12, 2024 Page 7 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies. Ryder Scott did not evaluate the country and geopolitical risks in the country of Mexico where all of the subject properties are located. PEP’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and use, drilling and production practices, environmental protection, marketing and pricing policies, various taxes and levies and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities. The estimates of proved reserves presented herein were based upon a review of the subject properties; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included by PEP for potential liabilities to restore and clean up damages, if any, caused by past operating practices. Certain technical personnel of PEP are responsible for the preparation of reserves estimates on new properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and workpapers in an orderly manner. We consulted with these technical personnel and had access to their workpapers and supporting data in the course of our audit. PEP has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In performing our audit of PEP’s forecast of future proved production, we have relied upon data furnished by PEP with respect to property interests, production and well tests from examined wells, normal direct costs of operating the properties, other costs such as transportation and/or processing fees, recompletion and development costs, development plans, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by PEP. The data described herein were accepted as authentic and sufficient for determining the reserves unless, during the course of our examination, a matter of question came to our attention in which case the data were not accepted until all questions were satisfactorily resolved. We consider the factual data furnished to us by PEP to be appropriate and sufficient for the purpose of our review of PEP’s estimates of reserves. In summary, we consider the assumptions, data, methods and analytical procedures used by PEP and as reviewed by us appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate under the circumstances to render the conclusions set forth herein. Audit Opinion Based on our review, including the data, technical processes and interpretations presented by PEP, it is our opinion that the overall procedures and methodologies utilized by PEP in preparing their estimates of the proved reserves as of December 31, 2023 comply with the current SEC regulations and that the overall proved reserves in terms of barrels of oil equivalent (BOE) for the reviewed properties as estimated by PEP are, in the aggregate, reasonable within the established audit tolerance guidelines of

Pemex Exploración y Producción – Six Newly Incorporated Fields April 12, 2024 Page 8 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS 10 percent as set forth in the SPE auditing standards. Ryder Scott found the processes and controls used by PEP in their estimation of proved reserves to be effective and, in the aggregate, we found no bias in the utilization and analysis of data in estimates for these properties. We were in reasonable agreement with PEP's estimates of proved reserves for the properties that we reviewed; although in certain cases there was more than an acceptable variance between PEP's estimates and our estimates due to a difference in interpretation of data. However notwithstanding, it is our opinion that on an aggregate basis the data presented herein for the properties that we reviewed fairly reflects the estimated net reserves owned by the United Mexican States. Standards of Independence and Professional Qualification Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have approximately eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services. Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education. Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists receive professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization. Regulating agencies require that, in order to maintain active status, a certain amount of continuing education hours be completed annually, including an hour of ethics training. Ryder Scott fully supports this technical and ethics training with our internal requirement mentioned above. We are independent petroleum engineers with respect to PEP. Neither we nor any of our employees have any financial interest in the subject properties, and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties that were reviewed. The results of this audit, presented herein, are based on technical analyses conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing the review of the reserves information discussed in this report, are included as an attachment to this letter.

Pemex Exploración y Producción – Six Newly Incorporated Fields April 12, 2024 Page 9 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Terms of Usage The results of our third party audit, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by Pemex. Pemex makes periodic filings on Form 20-F with the SEC under the 1934 Exchange Act. Furthermore, Pemex files registration statements with the SEC under the 1933 Securities Act into which filings on Form 20-F are incorporated by reference. We have consented to the references to our name in and the filing of this report as an exhibit to the annual report on Form 20-F of Pemex for the year ended December 31, 2021. Our written consent for such use will be included as a separate exhibit to such Form 20-F. In the event the references to our name as well as references to our report are incorporated by reference into any registration statement on Form F-4, then our written consent for such use will be included as a separate exhibit to such registration statement. We have provided PEP with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by PEP and the original signed report letter, the original signed report letter shall control and supersede the digital version. The data and workpapers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service. Very truly yours, RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580 Guale Ramirez, P.E. TBPELS License No. 48318 Chairman and CEO GR/pl

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Professional Qualifications of Primary Technical Person The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Guale Ramirez was the primary technical person responsible for overseeing the estimate of the reserves, future production and income. Mr. Ramirez, an employee of Ryder Scott Company, L.P. (Ryder Scott) since 1981, is the President and also serves as a member of the Board of Directors. He is responsible for executive management and supervising staff and client relations of the company. Before joining Ryder Scott, Mr. Ramirez served in a number of engineering positions with Sun Oil Company and Natomas North America. For more information regarding Mr. Ramirez’s geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Employees. Mr. Ramirez earned a Bachelor of Science Degree in Mechanical Engineering with honors from Texas A&M University in 1976 and is a licensed Professional Engineer in the State of Texas. He is also a member of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers. In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Ramirez fulfills. As part of his 2023 continuing education hours, Mr. Ramirez attended and internally received 18 hours of formalized training as well as a one day public forum, the 2023 RSC Reserves Conference relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. Mr. Ramirez has also presented courses on the SEC and SPE-PRMS reserves definitions on various occasions during 2011, 2012, 2013, 2015, 2017, 2018, 2020 and 2021. Based on his educational background, professional training and more than 40 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Ramirez has attained the professional qualifications as a Reserves Evaluator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of June 2018.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PETROLEUM RESERVES DEFINITIONS As Adapted From: RULE 4-10(a) of REGULATION S-X PART 210 UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PREAMBLE On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein). Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202. Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve. Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale.

PETROLEUM RESERVES DEFINITIONS Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale. Reserves do not include quantities of petroleum being held in inventory. Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories. RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows: Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations). PROVED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows: Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. (i) The area of the reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

PETROLEUM RESERVES DEFINITIONS Page 3 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PROVED RESERVES (SEC DEFINITIONS) CONTINUED (ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. (iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. (iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities. (v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES As Adapted From: RULE 4-10(a) of REGULATION S-X PART 210 UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) and 2018 PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS) Sponsored and Approved by: SOCIETY OF PETROLEUM ENGINEERS (SPE) WORLD PETROLEUM COUNCIL (WPC) AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG) SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE) SOCIETY OF EXPLORATION GEOPHYSICISTS (SEG) SOCIETY OF PETROPHYSICISTS AND WELL LOG ANALYSTS (SPWLA) EUROPEAN ASSOCIATION OF GEOSCIENTISTS & ENGINEERS (EAGE) Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4- 10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein). DEVELOPED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows: Developed oil and gas reserves are reserves of any category that can be expected to be recovered: (i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and (ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well. Developed Producing (SPE-PRMS Definitions) While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing. Developed Producing Reserves Developed Producing Reserves are expected quantities to be recovered from completion intervals that are open and producing at the effective date of the estimate.

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Improved recovery reserves are considered producing only after the improved recovery project is in operation. Developed Non-Producing Developed Non-Producing Reserves include shut-in and behind-pipe Reserves. Shut-In Shut-in Reserves are expected to be recovered from: (1) completion intervals that are open at the time of the estimate but which have not yet started producing; (2) wells which were shut-in for market conditions or pipeline connections; or (3) wells not capable of production for mechanical reasons. Behind-Pipe Behind-pipe Reserves are expected to be recovered from zones in existing wells that will require additional completion work or future re-completion before start of production with minor cost to access these reserves. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well. UNDEVELOPED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows: Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. (i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. (ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. (iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Part 3 of 3 Pemex Exploración y Producción Estimated Future Reserves Attributable to Certain Interests in the Reynosa and Veracruz Assets SEC Parameters As of December 31, 2023 Guale Ramirez, P.E. TBPELS License No.48318 Chairman and CEO RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799 633 17TH STREET, SUITE 1700 DENVER, COLORADO 80202 TEL (303) 339-8110 Part 3 of 3 TBPELS REGISTERED ENGINEERING FIRM F-1580 FAX (713) 651-0849 1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191 April 12, 2024 Ing. Ángel Cid Munguía Director General de Pemex Exploración y Producción. Avenida Marina Nacional 329 Torre Ejecutiva, Piso 41 Colonia Verónica Anzures Alcaldía Miguel Hidalgo CP 11300 Ciudad de México, México Dear Ing. Cid Munguía: At the request of Pemex Exploración y Producción (PEP), a wholly owned subsidiary of Petróleos Mexicanos (Pemex), Ryder Scott Company, L.P. (Ryder Scott) has conducted a reserves audit of the estimates of the proved reserves owned by the United Mexican States as of December 31, 2023. The estimates we audited were prepared by PEP’s engineering and geological staff based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009, in the Federal Register (SEC regulations). Our third party reserves audit, completed on March 31, 2023, and presented herein, was prepared for public disclosure by Pemex in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. The properties reviewed by Ryder Scott are certain properties located onshore in the PEP assets known as Reynosa and Veracruz in the states of Coahuila, Nuevo Leon, Tamaulipas and Veracruz, Mexico. The properties reviewed by Ryder Scott account for a portion of PEP’s total net proved reserves as of December 31, 2023. Based on the estimates of total net proved reserves prepared by PEP, the reserves audit conducted by Ryder Scott addresses 3.8 percent of the total proved developed net liquid hydrocarbon reserves and 27.9 percent of the total proved developed net gas reserves or 9.9 percent of the total proved developed net reserves on a barrel of oil equivalent, BOE basis, and 9.1 percent of the total proved undeveloped net liquid hydrocarbon reserves and 38.9 percent of the total proved undeveloped net gas reserves or 18.2 percent of the total proved undeveloped net reserves on a barrel of oil equivalent, BOE basis, of PEP. On a total net reserves basis, the proved reserves audited by Ryder Scott represent 13.4 percent of Pemex´s total proved net reserves in the country on a barrel of oil equivalent, BOE basis. As prescribed by the Society of Petroleum Engineers in Paragraph 2.2(f) of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards), a reserves audit is defined as “the process of reviewing certain of the pertinent facts interpreted and assumptions made that have resulted in an estimate of reserves and/or Reserves Information prepared by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed; (2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves

Pemex Exploración y Producción – Reynosa and Veracruz Assets April 12, 2024 Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserve quantities and/or Reserves Information.” Reserves Information may consist of various estimates pertaining to the extent and value of petroleum properties. Based on our review, including the data, technical processes and interpretations presented by PEP, it is our opinion that the overall procedures and methodologies utilized by PEP in preparing their estimates of the proved reserves as of December 31, 2023 comply with the current SEC regulations, and that the overall proved reserves for the reviewed properties as estimated by PEP are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent set forth in the SPE auditing standards. The estimated reserves presented in this report are related to hydrocarbon prices. PEP has informed us that in the preparation of their reserves and income projections, as of December 31, 2023, they used average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary considerably from the prices required by SEC regulations. The reserves volumes and the income attributable thereto have a direct relationship to the hydrocarbon prices actually received; therefore, volumes of reserves actually recovered may differ significantly from the estimated quantities presented in this report. SEC PARAMETERS Estimated Net Reserves Attributable to Certain Interests of Pemex Exploración y Producción Reynosa and Veracruz Assets As of December 31, 2023 Proved Developed Total Producing Non-Producing Undeveloped Proved(5) Net Reserves of Properties Audited by Ryder Scott Oil/Condensate – MM Barrels 94.6 24.9 194.6 314.1 Plant Products(1) – MM Barrels 16.8 3.9 23.6 44.3 Dry Gas(2) – MM Barrels Equivalent 233.1 57.4 355.4 645.9 BOE(3) – MM Barrels 344.6 86.2 573.6 1004.4 Gross Gas(4) – Bcf 1380.6 328.4 1995.2 3704.2 (1) Includes liquids generated through the transportation process and at the petrochemical plants. (2) Dry Gas reserves are the dry, sweetened gas available for sale by Pemex Transformación Industrial at the tailgate of the processing plants. (3) Barrels of oil-equivalent are based on dry gas conversion factors provided by PEP. (4) Gross Gas represents produced volumes of gas before any losses for fuel use, venting, transporting or plant shrinkage. (5) May not match the sum of the reserves sub-classes exactly due to rounding. Liquid hydrocarbons are expressed in standard 42 U.S. gallon barrels and are shown in millions of barrels (MM Barrels). All gas volumes are reported on an “as-sold” basis expressed in billions of cubic feet (Bcf) at the official temperature and pressure bases of the areas in which the gas reserves are located. The net remaining reserves are also shown herein on an equivalent unit (BOE) basis wherein

Pemex Exploración y Producción – Reynosa and Veracruz Assets April 12, 2024 Page 3 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS natural gas is converted to oil equivalent barrels using a specific factor for each field. MMBOE represents million barrels of oil equivalent. Reserves Included in This Report In our opinion, the proved reserves reviewed by us and presented in this report conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report. The various proved reserves status categories are defined in the attachment to this report entitled “PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES” in this report. The proved developed non-producing reserves included herein consist of the Shut-In and Behind Pipe status categories. Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserves estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal categories, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-categorized as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At PEP’s request, this report addresses only the proved reserves attributable to the properties reviewed herein. Proved oil and gas reserves are “those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.” Proved reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered. Audit Data, Methodology, Procedure and Assumptions The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of

Pemex Exploración y Producción – Reynosa and Veracruz Assets April 12, 2024 Page 4 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used individually or in combination by the reserves evaluator in the process of estimating the quantities of reserves. Reserves evaluators must select the method or combination of methods that in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property. In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserves quantities are estimated using the deterministic incremental approach, the uncertainty for each discretes incremental quantity of the reserves is addressed by the reserves category assigned by the evaluator. Therefore, it is the categorization of reserves quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely to be achieved than not.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserves category must meet the SEC definitions as noted above. Estimates of reserves quantities and their associated reserves categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserves categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein. The proved reserves prepared by PEP for the properties that we reviewed were estimated by performance methods, the volumetric method, analogy, or a combination of methods. The performance methods include, but may not be limited to, decline curve analysis and material balance, which utilized extrapolations of historical production and pressure data available through December 2023, in those cases where such data were considered to be definitive. The data utilized in these analyses were furnished to Ryder Scott by PEP and were considered sufficient for the purpose thereof. The volumetric method, analogy, or a combination of these methods were used to estimate the proved producing reserves for certain fields and reservoirs. These methods were used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the reserve estimates was considered to be inappropriate. All of the proved non-producing and undeveloped reserves that we reviewed were estimated by the volumetric method, analogy, or a combination of methods. The volumetric analysis utilized pertinent well and seismic data furnished to Ryder Scott by PEP for our review that were available through December 2023. The data utilized from the analogues in conjunction with well and seismic data incorporated into the volumetric analysis were considered sufficient for the purpose thereof. To estimate economically producible proved oil and gas reserves many factors and assumptions are considered including, but not limited to, the use of reservoir parameters derived from geological,

Pemex Exploración y Producción – Reynosa and Veracruz Assets April 12, 2024 Page 5 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in conducting this review. As stated previously, proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. To confirm that the proved reserves reviewed by us meet the SEC requirements to be economically producible, we have reviewed certain primary economic data utilized by PEP relating to hydrocarbon prices and costs as noted herein. The hydrocarbon prices furnished by PEP for the properties reviewed by us are based on SEC price parameters using the average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the- month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described. The initial SEC hydrocarbon prices in effect on December 31, 2023 for the properties reviewed by us were determined using the 12-month average first-day-of-the-month prices appropriate to the geographic areas where the hydrocarbons are sold. These prices are the actual prices received by PEP for the sale of hydrocarbon products. The table below summarizes PEP’s net volume weighted prices adjusted for differentials for the properties reviewed by us by geographic areas and referred to herein as PEP’s “average realized prices.” The average realized prices shown in the table below were determined from PEP’s estimate of the total future gross revenue before production taxes for the properties reviewed by us and PEP’s estimate of the total net reserves for the properties reviewed by us for each of the areas in the Reynosa and Veracruz Activos as listed below. The data shown in the table below is presented in accordance with SEC disclosure requirements for each of the geographic areas shown and reviewed by us. Geographic Area (Asset) Product Average Realized Prices Reynosa Oil/Condensate $72.17/Bbl Gas $2.87/Mcf Veracruz Oil/Condensate $67.83/Bbl Gas $2.95/Mcf The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in PEP’s individual property evaluations.

Pemex Exploración y Producción – Reynosa and Veracruz Assets April 12, 2024 Page 6 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Accumulated gas production imbalances, if any, were not taken into account in the proved gas reserves estimates reviewed. The proved gas volumes included herein do not include volumes of gas consumed in operations as reserves. Operating costs furnished by PEP are based on the operating expense reports of PEP and include only those costs directly applicable to the fields or wells for the properties reviewed by us. The operating costs include a portion of general and administrative costs allocated directly to the fields and wells. The operating costs furnished by PEP were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by PEP. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the fields, wells or contract areas. Development costs furnished by PEP are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished by PEP were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by PEP. The estimated net cost of abandonment after salvage was included by Pemex for properties where abandonment costs net of salvage were material. Pemex’s estimates of the net abandonment costs were accepted without independent verification. The proved undeveloped reserves for the properties reviewed by us have been incorporated herein in accordance with PEP’s plans to develop these reserves as of December 31, 2023. The implementation of these development plans as presented to us is subject to the approval process adopted by PEP’s management. As the result of our inquiries during the course of our review, PEP has informed us that the development activities for the properties reviewed by us have been subjected to and received the internal approvals required by PEP’s management at the appropriate local, regional and/or corporate level. Additionally, PEP has informed us that they are not aware of any legal, regulatory or political obstacles that would significantly alter their plans. While these plans could change from those under existing economic conditions as of December 31, 2023, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation. Current costs used by PEP were held constant throughout the life of the properties. PEP’s forecasts of future production rates are based on historical performance from wells currently on production. If no production decline trend has been established, future production rates were held constant until a decline in ability to produce was anticipated. An estimated rate of decline was then applied until depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates. Test data and other related information were used by PEP to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by PEP. Wells or locations that are not currently producing may start producing earlier or later than anticipated in PEP’s estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies. The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Pemex Exploración y Producción – Reynosa and Veracruz Assets April 12, 2024 Page 7 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Ryder Scott did not evaluate the country and geopolitical risks in the country of Mexico where all of the subject properties are located. PEP’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and use, drilling and production practices, environmental protection, marketing and pricing policies, various taxes and levies are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities. The estimates of proved reserves presented herein were based upon a review of the subject properties; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included by PEP for potential liabilities to restore and clean up damages, if any, caused by past operating practices. Certain technical personnel of PEP are responsible for the preparation of reserves estimates on new properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and workpapers in an orderly manner. We consulted with these technical personnel and had access to their workpapers and supporting data in the course of our audit. PEP has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In performing our audit of PEP’s forecast of future proved production, we have relied upon data furnished by PEP with respect to property interests, production and well tests from examined wells, normal direct costs of operating the properties, other costs such as transportation and/or processing fees, recompletion and development costs, development plans, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by PEP. The data described herein were accepted as authentic and sufficient for determining the reserves unless, during the course of our examination, a matter of question came to our attention in which case the data were not accepted until all questions were satisfactorily resolved. We consider the factual data furnished to us by PEP to be appropriate and sufficient for the purpose of our review of PEP’s estimates of reserves. In summary, we consider the assumptions, data, methods and analytical procedures used by PEP and as reviewed by us appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate under the circumstances to render the conclusions set forth herein. Audit Opinion Based on our review, including the data, technical processes and interpretations presented by PEP, it is our opinion that the overall procedures and methodologies utilized by PEP in preparing their estimates of the proved reserves as of December 31, 2023 comply with the current SEC regulations and that the overall proved reserves in terms of barrels of oil equivalent (BOE) for the reviewed properties as estimated by PEP are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards. Ryder Scott found the processes and controls used by PEP in their estimation of proved reserves to be effective and, in the aggregate, we found no bias in the utilization and analysis of data in estimates for these properties. We were in reasonable agreement with PEP's estimates of proved reserves for the subject properties that we reviewed; although in certain cases there was more than an acceptable variance

Pemex Exploración y Producción – Reynosa and Veracruz Assets April 12, 2024 Page 8 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS between PEP's estimates and our estimates due to a difference in interpretation of data. However notwithstanding, it is our opinion that on an aggregate basis the data presented herein for the subject properties that we reviewed fairly reflects the estimated net reserves owned by the United Mexican States. Standards of Independence and Professional Qualification Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have approximately eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services. Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education. Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists receive professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization. Regulating agencies require that, in order to maintain active status, a certain amount of continuing education hours be completed annually, including an hour of ethics training. Ryder Scott fully supports this technical and ethics training with our internal requirement mentioned above. We are independent petroleum engineers with respect to PEP. Neither we nor any of our employees have any financial interest in the subject properties, and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties that were reviewed. The results of this audit, presented herein, are based on technical analyses conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing the review of the reserves information discussed in this report, are included as an attachment to this letter. Terms of Usage The results of our third party audit, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by Pemex. Pemex makes periodic filings on Form 20-F with the SEC under the 1934 Exchange Act. Furthermore, Pemex files registration statements with the SEC under the 1933 Securities Act into which

Pemex Exploración y Producción – Reynosa and Veracruz Assets April 12, 2024 Page 9 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS filings on Form 20-F are incorporated by reference. We have consented to the references to our name in and the filing of this report as an exhibit to the annual report on Form 20-F of Pemex for the year ended December 31, 2023. Our written consent for such use will be included as a separate exhibit to such Form 20-F. In the event the references to our name as well as references to our report are incorporated by reference into any registration statement on Form F-4, then our written consent for such use will be included as a separate exhibit to such registration statement. We have provided PEP with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by PEP and the original signed report letter, the original signed report letter shall control and supersede the digital version. The data and workpapers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service. Very truly yours, RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580 Guale Ramirez, P.E. TBPELS License No. 48318 Chairman and CEO GR/pl

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Professional Qualifications of Primary Technical Person The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Guale Ramirez was the primary technical person responsible for overseeing the estimate of the reserves, future production and income. Mr. Ramirez, an employee of Ryder Scott Company, L.P. (Ryder Scott) since 1981, is the Chairman of the Board and Chief Executive Officer. He is responsible for executive management and supervising staff and client relations of the company. Before joining Ryder Scott, Mr. Ramirez served in a number of engineering positions with Sun Oil Company and Natomas North America. For more information regarding Mr. Ramirez’s geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Employees. Mr. Ramirez earned a Bachelor of Science Degree in Mechanical Engineering with honors from Texas A&M University in 1976 and is a licensed Professional Engineer in the State of Texas. He is also a member of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers. In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Ramirez fulfills. As part of his 2023 continuing education hours, Mr. Ramirez attended and internally received 9 hours of formalized training as well as a one day public forum (6 hours), the 2021 RSC Reserves Conference relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. Mr. Ramirez has also presented courses on the SEC and SPE-PRMS reserves definitions on various occasions during 2011, 2012, 2013, 2015, 2017, 2018 2020 and 2021. Based on his educational background, professional training and more than 40 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Ramirez has attained the professional qualifications as a Reserves Evaluator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of June 2018.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PETROLEUM RESERVES DEFINITIONS As Adapted From: RULE 4-10(a) of REGULATION S-X PART 210 UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PREAMBLE On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein). Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202. Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve. Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale.

PETROLEUM RESERVES DEFINITIONS Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale. Reserves do not include quantities of petroleum being held in inventory. Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories. RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows: Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations). PROVED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows: Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. (i) The area of the reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

PETROLEUM RESERVES DEFINITIONS Page 3 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PROVED RESERVES (SEC DEFINITIONS) CONTINUED (ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. (iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. (iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities. (v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES As Adapted From: RULE 4-10(a) of REGULATION S-X PART 210 UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) and 2018 PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS) Sponsored and Approved by: SOCIETY OF PETROLEUM ENGINEERS (SPE) WORLD PETROLEUM COUNCIL (WPC) AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG) SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE) SOCIETY OF EXPLORATION GEOPHYSICISTS (SEG) SOCIETY OF PETROPHYSICISTS AND WELL LOG ANALYSTS (SPWLA) EUROPEAN ASSOCIATION OF GEOSCIENTISTS & ENGINEERS (EAGE) Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4- 10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein). DEVELOPED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows: Developed oil and gas reserves are reserves of any category that can be expected to be recovered: (i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and (ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well. Developed Producing (SPE-PRMS Definitions) While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing. Developed Producing Reserves Developed Producing Reserves are expected quantities to be recovered from completion intervals that are open and producing at the effective date of the estimate.

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES Page 2 RYDER SCOTT COMPANY PETROLEUM CONSULTANTS Improved recovery reserves are considered producing only after the improved recovery project is in operation. Developed Non-Producing Developed Non-Producing Reserves include shut-in and behind-pipe Reserves. Shut-In Shut-in Reserves are expected to be recovered from: (1) completion intervals that are open at the time of the estimate but which have not yet started producing; (2) wells which were shut-in for market conditions or pipeline connections; or (3) wells not capable of production for mechanical reasons. Behind-Pipe Behind-pipe Reserves are expected to be recovered from zones in existing wells that will require additional completion work or future re-completion before start of production with minor cost to access these reserves. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well. UNDEVELOPED RESERVES (SEC DEFINITIONS) Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows: Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. (i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. (ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. (iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.